UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2011 (December 27, 2011)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2011, the Registrant’s wholly owned subsidiary Endo Pharmaceuticals Inc. (“Endo”) and Ventiv Commercial Services, LLC (“Ventiv”) (collectively, the “Parties”) entered into a Sales and Promotional Services Agreement (the “Services Agreement”), effective December 30, 2011.

Under the terms of the Services Agreement, Ventiv will provide certain sales and promotional services through a contracted field force of 228 sales representatives, 24 district managers, one project manager, and one national sales director (“Ventiv Field Force”). The Services Agreement shall continue until December 30, 2013 (the “Current Term”). Endo may extend the Current Term for an additional period by written notice delivered to Ventiv prior to the expiration of the then Current Term.

Under the terms of the Services Agreement, the Ventiv Field Force will promote VOLTAREN® Gel (diclofenac sodium topical gel 1%), LIDODERM® (lidocaine patch 5%), FROVA® (frovatriptan succinate tablets), OPANA® ER (oxymorphone hydrochloride) Extended Release Tablet CII, FORTESTA® (testosterone) Gel and any additional products added by Endo (collectively, the “Products”). The sales representatives will be required to perform face-to-face, one-on-one discussions with physicians and other health care practitioners promoting the Products (“Detailing”). Ventiv will seek to (1) have active representatives in the designated territories in the United States, and (2) ensure that such representatives are engaged in Detailing or other required or approved activities for the required number of days per calendar quarter, in each case, pursuant to the Services Agreement.

Endo will pay to Ventiv a monthly fixed fee during the term of the Services Agreement based on a budget that has been approved by both Endo and Ventiv. The fixed monthly fee allows Ventiv to cover certain of its costs, including its sales representative and district manager salaries, Field Force travel expenses, certain car and office expenses, and other expenses captured on routine expense reports, and provides Ventiv with a fixed management fee. In addition, pass-through expenses will be billed by Ventiv to Endo as incurred. During the term of the Services Agreement, Ventiv will also be eligible to earn, in addition to the fixed management fee, an at-risk management fee. This at-risk management fee is payable upon the achievement of certain performance metrics that have been mutually agreed upon by the Parties.

In addition to other standard and customary termination rights granted to the Parties under the Services Agreement, the Services Agreement can be terminated by either Party upon reasonable written notice, including if either Party has committed a material breach that has not been remedied within a mutually agreed upon amount of time from the giving of written notice thereof by the non-breaching Party. Endo may terminate the Services Agreement within a mutually agreed upon amount of time, by providing written notice to Ventiv upon the occurrence of several events that have been agreed upon by the Parties; however, Endo does not have a right to terminate the Services Agreement at will until after the first anniversary of the Effective Date of the Services Agreement.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety to the full text of the Services Agreement, which will be filed with the exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: December 29, 2011